Exhibit 10.5

Execution Copy

WARRANT PURCHASE AGREEMENT

This WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of March 28, 2013, by and among Pathlight Capital, LLC (the “Purchaser”) and Sequential Brands Group, Inc.  (the “Company”). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in Section 5A hereof.

WHEREAS, the Company and the Purchaser have entered into a Term Loan Agreement, dated the date hereof (as the same may be modified, amended and supplemented from time to time, the “Term Loan Agreement”);

WHEREAS, pursuant to the Term Loan Agreement, the Purchaser will provide a term loan facility (the “Term Loan Facility”) and lend to the Company an original aggregate principal amount of $20,000,000 on the date hereof;

WHEREAS, as an inducement and partial consideration to the Purchaser to enter into the Term Loan Agreement and to provide the Term Loan Facility, the Company has agreed to issue to the Purchaser the Warrant (as defined below) on the date hereof, pursuant to the terms and conditions of this Agreement; and

WHEREAS, the Company has authorized the issuance of the Warrant to the Purchaser pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION I.           Issuance of the Warrant; Closing.

1A.           Closing. The issuance of the Warrant to the Purchaser (the “Closing”) shall take place simultaneously with the establishment of the Term Loan Facility pursuant to the Term Loan Agreement. The date of the Closing is hereinafter referred to as the “Closing Date.”

1B.           Issuance of the Warrant. At the Closing, the Company shall issue to the Purchaser a Class B Common Stock Purchase Warrant (the “Warrant”) exercisable into the number of shares of Common Stock, par value $0.001 per share (the “Common Stock”) set forth next to the Purchaser’s name on the Schedule of Warrantholders attached hereto. The Warrant shall be exercisable immediately upon issuance thereof, and the Purchaser may exercise all or any portion of the Warrant at any time and from time to time thereafter.

SECTION II.          Representations and Warranties of the Company. As of the Closing, the Company represents and warrants to the Purchaser as follows:

2A.           Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

2B.           Authority Relative to this Agreement. The Company has all requisite corporate power and authority to enter into and perform this Agreement and to issue and deliver the Warrant and the Warrant Shares issuable upon the exercise of the Warrant by the Purchaser. The execution, delivery and performance by the Company of this Agreement, including the issuance and delivery of the Warrant and the Warrant Shares issuable upon the exercise of the Warrant by the Purchaser, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and the Warrant have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights or equitable principles).

2C.           No Conflict or Violation. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the issuance and delivery of the Warrant and the Warrant Shares issuable upon the exercise of the Warrant by the Purchaser do not and will not (i) contravene the terms of the certificate of incorporation or bylaws of the Company as amended to the date of this Agreement, (ii) conflict with or result in any breach of the terms, conditions or provisions of, or constitute a default under, (x) any material contract to which the Company is a party to or (y) any law, statute, rule or regulation to which the Company is subject, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets, (iv) violate any applicable law, or (v) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body (except for such as have been obtained or made and are in full force and effect); in each case, except in the case of clauses (ii)(y) and (iv), to the extent that such conflict or violation would not reasonably be expected to result in a material adverse effect on the ability of the Company to execute and deliver this Agreement, perform its obligations hereunder and issue and deliver the Warrant and the Warrant Shares issuable upon the exercise of the Warrant by the Purchaser.

2D.           Capital Stock; Validity of Issuance. As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of 150,000,000 shares of Common Stock, of which 16,210,895 shares shall be issued and outstanding and 285,160 shares shall be reserved for issuance upon the exercise of the Warrant. The Warrant to be issued to the Purchaser pursuant to this Agreement and the Warrant Shares issued upon exercise of the Warrant in accordance with its terms and upon payment of the exercise price thereof will, when issued, be duly and validly issued, fully paid and nonassessable, and free and clear of all liens, claims and encumbrances (other than those arising as a result of actions by the Purchaser or its Affiliates).

2E.           Offer of the Warrant. Neither the Company nor any Person acting on its behalf has directly or indirectly offered the Warrant for issue or sale to, or solicited any offer to buy any of the same from more than 5 persons or institutions.

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2F.           Other Agreements. As of the Closing Date and except for the Transaction Documents, neither the certificate of incorporation or bylaws of the Company nor any other agreement, document or instrument binding on or applicable to the Company or any of its subsidiaries or any of the holders of its equity securities contains any provision requiring a higher voting requirement with respect to action taken (and/or to be taken) by the Board or the holders of its equity securities than that which would apply in the absence of such provision.

SECTION III.         Representations; Legends; Public Information. The Purchaser hereby represents and warrants to the Company as follows:

3A.           Authority Relative to this Agreement. The Purchaser has all requisite power and authority to enter into and perform this Agreement. The execution, delivery and performance by the Purchaser of this Agreement have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights or equitable principles).

3B.           No Conflict or Violation. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the organizational documents of the Purchaser, or any law, statute, rule or regulation to which the Purchaser is subject, or any agreement, instrument, order, judgment or decree to which the Purchaser is a party or by which it is bound.

3C.           Investment Representations. The Purchaser hereby represents and warrants to the Company as follows:

(a)          The Purchaser is acquiring the Warrant and, to the extent any such Warrant has been exercised, the respective Warrant Shares (collectively, the “Restricted Securities”) for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof in violation of applicable federal or state securities laws. The Purchaser agrees and acknowledges that it will not, directly or indirectly, offer, transfer or sell any Restricted Securities, or solicit any offers to purchase or acquire any Restricted Securities, unless the transfer or sale is (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”) and has been registered under any applicable state securities or “blue sky” laws or (ii) pursuant to an exemption from registration under the Securities Act and all applicable state securities or “blue sky” laws.

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(b)          The Purchaser is an Accredited Investor and has knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its purchase of the Restricted Securities, and has the ability to bear the economic risks of such purchase and can afford the complete loss of its investment with respect to such purchase.

(c)           The Purchaser has had access to all information that it believes is necessary, sufficient or appropriate in connection with the offer and sale of the Restricted Securities, has been afforded an opportunity to ask questions concerning the terms and conditions of the Restricted Securities and the Company, has had all such questions answered to its satisfaction and has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its purchase of the Restricted Securities.

(d)          The Purchaser understands and acknowledges that the Restricted Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and that the Company and White & Case L.L.P., securities counsel to the Company, are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth in this Agreement (x) in concluding that the offer and sale of the Restricted Securities are a “private offering” and, as such, are exempt from the registration requirements of the Securities Act, and (y) to determine the applicability of such exemptions in evaluating the suitability of the Purchaser to purchase the Restricted Securities.

3D.           Transfer Restrictions; Legend.

(a) The Warrant and the Warrant Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Warrant or the Warrant Shares, other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 3D(b), the Company may require the transferring Purchaser to provide to the Company an opinion of counsel selected by the Purchaser and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Warrant or Warrant Shares under the Securities Act.

(b) The Purchaser agrees to the imprinting, so long as is required by this Section 3D, of a legend on the Warrant and the certificates evidencing the Warrant Shares in the following form:

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NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in the Warrant or some or all of the Warrant Shares to a financial institution that is an Accredited Investor and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Warrant or Warrant Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Warrant or Warrant Shares may reasonably request in connection with a pledge or transfer of such

Warrant or Warrant Shares.

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(c) Certificates evidencing the Warrant Shares shall not contain any legend (including the legend set forth in Section 3D(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Warrant Shares pursuant to Rule 144, (iii) if such Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Warrant Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue, at Purchaser’s expense, a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the underlying Warrant Shares, or if such underlying Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such underlying Warrant Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such underlying Warrant Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 3D(c), it will, no later than three Trading Days following the delivery by the Purchaser to the Company or the Transfer Agent of a certificate representing Warrant Shares, as applicable, issued with a restrictive legend, deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 3D. Certificates for underlying Warrant Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser.

SECTION IV.          [Reserved].

SECTION V.           Miscellaneous.

5A.           Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

“Accredited Investor” has the meaning set forth for such term in Rule 501 of Regulation D under the Securities Act (but excluding for such purposes Rule 501(a)(4) thereunder), as such rule may be amended, modified or superseded from time to time.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board” means the board of directors of the Company.

“Effective Date” means the earliest of the date that (a) all of the Warrant Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions or (b) following the one year anniversary of the Initial Exercise Date (as defined in the Warrant), provided that a holder of Warrant Shares is not an Affiliate of the Company, all of the Warrant Shares may be sold pursuant to an exemption from registration under Section 4(1) of the Securities Act without volume or manner-of-sale restrictions and Company counsel has delivered to such holders, at such holders’ expense, a written opinion that resales may then be made by such holders of Warrant Shares pursuant to such exemption, which opinion shall be in form and substance reasonably acceptable to such holders.

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“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Shares” of any Person shall include any and all shares of capital stock, partnership interests, limited liability company interests, membership interests, or other shares, interests, participations or other equivalents (however designated and of any class) in the capital of, or ownership interests in, such Person.

“Transaction Documents” means this Agreement, the Warrant, the Term Loan Agreement and the other agreements required by such agreements, in each case as now in effect.

“Transfer Agent” means Stalt Inc., the current transfer agent of the Company, with a mailing address of 671 Oak Grove Ave. #C, Menlo Park, California 94025-4332 and a facsimile number of (650) 321-7113, and any successor transfer agent of the Company.

“Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrant.

5B.           Notices. Any notice, request or other document required or permitted to be given or delivered to the Purchaser by the Company shall be delivered to the Purchaser at its address as set forth on the books and records of the Company and to the Company at the address set forth below (or to such other address as the Company shall from time to time specify).

Sequential Brands Group, Inc.
1065 Avenue of Americas, Suite 1705
New York, NY 10018
Attention:	Chief Financial Officer
Telephone:	(646) 395-4930
Facsimile:	(646) 395-4901

5C.           Successors and Assigns. Subject to applicable securities laws and terms of this Agreement, this Agreement and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of the Purchaser. The provisions of the Agreement are intended to be for the benefit of the Purchaser and each holder from time to time of the Warrant and/or the Warrant Shares, and shall be enforceable by the Purchaser and each holder from time to time of the Warrant and/or the Warrant Shares.

5D.           Amendment. This Agreement may be modified or amended or the provisions hereof waived with the written consent of the Company and the holders representing a majority-in-interest of the holders of all Class B Common Stock Purchase Warrants (determined based upon the number of Warrant Shares represented thereby).

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5E.           Waiver. Any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions herein. Any agreement on the part of a party hereto to any such extension or waiver shall only be valid as to such party if set forth in an instrument in writing signed by such party.

5F.           Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

5G.           Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Agreement and the transactions contemplated hereby (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any provision of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.

5H.           Counterparts. This Agreement may be executed in two or more counterparts (including by means of facsimile or by scanned portable document format image), each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

5I.           Descriptive Headings. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

5J.           Survival of Representations and Warranties. All representations and warranties made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Purchaser or on their behalf.

5K.          Purchase Prices for the Warrant. The purchase price of the Warrant is the Exercise Price (as defined in the Warrant), which purchase price will be used by the Company and the Purchaser, as appropriate, for financial reporting and income tax purposes.

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5L.           Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, the Term Loan Agreement and the Warrant embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. The parties have voluntarily agreed to define their rights, liabilities and obligations respecting the subject matter hereof exclusively in contract pursuant to the express terms and provisions of this Agreement and the parties expressly disclaim that they are owed any duties by any other party hereto or are entitled to any remedies not expressly set forth in this Agreement. Furthermore, the parties hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations; the parties specifically acknowledge that no party has any special relationship with another party that would justify any expectation beyond that of ordinary parties in an arm’s-length transaction.

5M. Replacement of the Warrant. The Company covenants that upon receipt by the Company of reasonably satisfactory evidence of the loss, theft, destruction or mutilation of the Warrant or any stock certificate relating to the Warrant Shares, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnity or security (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

5N.           No Third Parties Benefited; Several Obligations. This Agreement is made and entered into for the sole protection and legal benefit of the holders, the Company and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement. No holder of the Warrant and/or Warrant Shares shall have any obligation to any Person not a party to this Agreement. The rights and obligations of the holders of the Warrant and/or Warrant Shares under this Agreement are several (not joint and several) and no holder of the Warrant and/or Warrant Shares shall be liable for any act or omission of any other holder.

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IN WITNESS WHEREOF, the parties hereto have caused this Warrant Purchase Agreement to be signed by its duly authorized officers as of the date first written above.

SEQUENTIAL BRANDS GROUP, INC.

By:	/s/ Gary Klein
Name:	Gary Klein
Title:	Chief Financial Officer

PATHLIGHT CAPITAL, LLC

By:	/s/ Katie Hendricks
Name:	Katie Hendricks
Title:	Vice President

Signature Page to Warrant Purchase Agreement

SCHEDULE OF WARRANTHOLDERS

Warrantholder	Warrant Shares

Pathlight Capital, LLC
One Post Office Square, Suite 3765
Boston, MA 02109
Attn: Katie Hendricks	285,160

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